Infogrames Entertainment S.A. and Atari, Inc. Announce Agreement to Merge
Infogrames to Acquire Outstanding Shares of Atari, Inc. for Cash
Lyon, France and New York, New York April 30, 2008 — Infogrames Entertainment S.A. (Euronext - ISIN: FR-0010478248) (“Infogrames” or “the Group”) and Atari, Inc. (Nasdaq: ATAR) (“Atari”) today announced that they have reached a definitive agreement to merge.
The agreement:
•	brings to a close a period of financial underperformance for Atari;

•	strengthens Atari under Infogrames’ new management team;

•	delivers a platform for future growth in the US; and

•	offers Atari shareholders an all cash exit.
Under the terms of the merger agreement, Infogrames will acquire the remaining outstanding equity interests of Atari (other than shares of common stock held by Infogrames or its affiliates, which would be cancelled) for US$1.68 per share, equivalent to a cash payment of approximately US$11 million. Infogrames is currently the majority shareholder in Atari holding approximately 51.4%. Following the merger, Atari will be a wholly-owned subsidiary of Infogrames. The merger will be funded by Infogrames from existing cash resources. The transaction is not subject to any financing conditions and is expected to close in the third calendar quarter of 2008.
This agreement is an essential and positive development for Infogrames and its shareholders. It brings Atari fully under the control of Infogrames, delivering a platform for future growth in the US. This step closely follows a series of recent major restructuring actions implemented in an effort to reposition Atari, streamline its corporate structure and reduce its annualized costs, including costs related to being a US public company.
The Board of Infogrames believes that full ownership of a restructured Atari is an important step for the Group, leading to a simplified operating structure that will deliver greater efficiency, provide the Group with greater opportunities to expand its US distribution capabilities and strengthen its platform for its global online initiatives.
Commenting on today’s announcement, David Gardner, CEO, Infogrames, said:
“Bringing Atari US and Infogrames businesses together will enable us to create a simplified global structure for our business as we seek to re-build a well-managed, cohesive and financially disciplined company. This is a key strategic event for Infogrames that will benefit all of our shareholders. I believe that this transaction will generate significant benefits for the Group.”

The management of Atari, Inc., led by recently appointed President and CEO, Jim Wilson, will join the Group upon the closing of the transaction and remain focused on growing the key North American gaming market.
Mr. Wilson said:
“By joining Infogrames, we will have the opportunity to further transform Atari. As part of this newly integrated company, we will be better able to streamline operations and have a stronger platform for growth in North America.”
The transaction was negotiated and approved by the Special Committee of the Board of Directors of Atari, consisting entirely of directors who are independent of Infogrames. In approving and recommending the merger transaction, the Special Committee considered, among other things, the terms of the merger agreement, which permits the Special Committee to terminate the agreement under certain circumstances, Atari’s financial position and results of operations, general market and industry conditions, the risks of implementing Atari’s business plan, Atari’s limited liquidity and the limited range of options available to Atari. The Special Committee also considered the effects of Infogrames’ controlling interest, the risk that the transaction will not be completed, the premium to Atari’s share price 30 days prior to the date of Infogrames’ offer, and the willingness of Infogrames to extend a loan of up to $20 million to Atari to cover expected capital requirements.
The transaction is subject to a number of customary conditions, including the approval of the holders of a majority of outstanding shares. Atari expects to call a special meeting of shareholders to consider the merger in the third quarter of calendar 2008. Since Infogrames controls a majority of Atari’s outstanding shares, Infogrames has the power to approve the transaction without the approval of Atari’s other shareholders.
In connection with the transaction, Infogrames has committed to lend Atari US$20 million, subject to the terms and conditions of the credit agreement between Atari and Infogrames. This loan will be used to fund Atari’s operational cash requirements during the period between the date of the merger agreement and its closing.
This press release is not a solicitation of a proxy, an offer to purchase or a solicitation of an offer to sell shares of Atari, and is not a substitute for any proxy statement, tender offer statement or other filing that may be made with the Securities and Exchange Commission (“SEC”) with respect to the proposed merger transaction. Atari intends to file and deliver all forms, proxy statements, tender offer statements, notices and documents required under state and federal law regarding the proposed acquisition. Atari will be filing preliminary proxy materials with the SEC for the special meeting of shareholders to be held to vote on the proposed merger. Upon completion of the SEC’s review of the preliminary proxy materials, Atari will call a special meeting of its shareholders to vote on the merger and will file with the SEC and mail to Atari’s shareholders definitive proxy materials. Before making any voting or investment decisions, investors and shareholders of Atari are urged to read the definitive proxy materials regarding the merger transaction carefully in their entirety when they become available, because they will contain important information about the proposed merger transaction, including, among other things, the recommendation of Atari’s board of directors in respect of the merger. Copies of the definitive proxy materials and any amendments or supplements thereto may be obtained without charge, as they become available, at the SEC’s website at http://www.sec.gov or at Atari’s website at http://www.atari.com/us/investorRelations. Investors and shareholders also may obtain a free copy of the definitive proxy statement, when it becomes available, and other documents filed with, or furnished to, the SEC from Atari by directing a written request to Atari, Inc., 417 Fifth Avenue, New York, NY 10016, Attention: Arturo Rodriguez.
Atari, its directors, executive officers and certain members of management and employees may be deemed to be participants in the solicitation of proxies from Atari’s shareholders in favor of the approval of the transaction. Information regarding such officers and directors and their ownership of Atari common stock is set forth in Atari’s Proxy Statement on Schedule 14A for its 2007 Annual Meeting of shareholders, filed with the SEC on September 18, 2007, and Atari’s Proxy Supplement filed with the SEC on November 1, 2007.
Notes to Editors
Infogrames Entertainment, the parent company of the Atari Group, is listed on the Paris Euronext stock exchange and has two principal subsidiaries: Atari Europe, a privately-held company, and Atari, Inc., a United States corporation listed on NASDAQ (ATAR). The Atari Group is a producer, publisher and distributor of interactive entertainment software for all market segments and in all existing game formats (Microsoft, Nintendo and Sony) and on CD-ROM for PC. Its games are sold in more than 60 countries.
New York-based Atari, Inc. (Nasdaq: ATAR) publishes and distributes interactive entertainment software in the U.S. The Company’s 1,000+ published titles distributed by the Company include hard-core, genre-defining franchises such as Test Drive(R); and mass-market and children’s franchises such as Dragon Ball Z(R).
Safe Harbor Statement
With the exception of the historical information contained in this release, the matters described herein contain certain “forward-looking statements” that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this release are not promises or guarantees and are subject to risks and uncertainties that could cause actual occurrences to differ materially from those anticipated. These statements are based on Atari management’s current expectations and assumptions and are naturally subject to uncertainty and changes in circumstances. We caution you not to place undue reliance upon any such forward-looking statements.
Except as required by law, Atari undertakes no duty to update any forward-looking statements to conform the statement to actual results or changes in Atari’s expectations.